ROPES & GRAY LLP PRUDENTIAL TOWER 800 BOYLSTON STREET BOSTON, MA 02199-3600 WWW.ROPESGRAY.COM	Execution Version

August 1, 2025

PIMCO California Municipal Income Fund III

650 Newport Center Drive

Newport Beach, California 92660

PIMCO California Municipal Income Fund

650 Newport Center Drive

Newport Beach, California 92660

Ladies and Gentlemen:

We have acted as counsel in connection with the Agreement and Plan of Reorganization (the “Agreement”) dated July 17, 2025 by and among PIMCO California Municipal Income Fund III, a Massachusetts business trust (the “Acquired Fund”), and PIMCO California Municipal Income Fund, a Massachusetts business trust (the “Acquiring Fund” and together with the Acquired Fund, the “Funds”). The Agreement describes a proposed transaction (the “Reorganization”) to occur as of the date of this letter, pursuant to which (i) the Acquiring Fund will acquire all of the assets of the Acquired Fund in exchange for common shares of beneficial interest in the Acquiring Fund (the “Common Merger Shares”) and Remarketable Variable Rate MuniFund Term Preferred Shares (“RVMTP Shares”) issued by the Acquiring Fund (the “RVMTP Merger Shares” and, together with the Common Merger Shares, the “Merger Shares”) (and cash in lieu of fractional Common Merger Shares, if any), (ii) the Acquiring Fund will assume all of the liabilities of the Acquired Fund, (iii) the Acquired Fund will distribute the Common Merger Shares and RVMTP Merger Shares (and cash in lieu of fractional Common Merger Shares, if any) to its common shareholders and holders of RVMTP Shares issued by the Acquired Fund (“Acquired Fund RVMTP Shares”), respectively, in complete liquidation of the Acquired Fund, and (iv) the Acquired Fund will be terminated as soon as practicable following the Reorganization. This opinion as to certain U.S. federal income tax consequences of the Reorganization is furnished to you pursuant to Section 9(e) of the Agreement. Capitalized terms not defined herein are used herein as defined in the Agreement.

Each of the Acquired Fund and the Acquiring Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company. Each of the Acquired Fund and the Acquiring Fund has elected to be a regulated investment

PIMCO California Municipal Income Fund III PIMCO California Municipal Income Fund	August 1, 2025

company for U.S. federal income tax purposes under Section 851 of the Internal Revenue Code of 1986, as amended (the “Code”). For purposes of this opinion, we have considered the materials listed in Appendix A and such other items as we have deemed necessary to render this opinion.

In addition, each of the Acquired Fund and the Acquiring Fund has provided us with a letter dated as of the date hereof (collectively, the “Representation Letters”) representing as to certain facts, occurrences, and information upon which the respective Fund has indicated that we may rely in rendering this opinion (whether or not contained or reflected in the documents and items referred to above).

In reviewing the foregoing materials, we have assumed, with your permission, the authenticity of original documents, the accuracy of copies, the genuineness of signatures, the legal capacity of signatories, and the proper execution of documents. We have further assumed that (i) all parties to the Agreement and any other documents examined by us have acted, and will act, in accordance with the terms of such Agreement and documents, and that the Reorganization will be consummated pursuant to the terms and conditions set forth in the Agreement without the waiver or modification of any such terms and conditions; (ii) all representations contained in the Agreement, as well as those representations contained in the Representation Letters, are true and complete; and (iii) any representation made in any of the documents referred to herein “to the best of the knowledge” of any person or party is true without regard to such qualification.

In connection with the issuance of each of (i) RVMTP Shares, Series 2053, of the Acquired Fund on September 20, 2023, (ii) RVMTP Shares, Series 2054, of the Acquired Fund on April 17, 2024, (iii) RVMTP Shares, Series 2054-A, of the Acquired Fund on June 12, 2024 and (iv) the RVMTP Merger Shares on the date hereof, we issued an opinion concluding that the Acquired Fund RVMTP Shares and the RVMTP Merger Shares, respectively, constitute equity in the issuing Fund for U.S. federal income tax purposes.

Based on and subject to the foregoing and subject to the final paragraphs hereof, we are of the opinion that, for U.S. federal income tax purposes:

(i)

The Reorganization will constitute a “reorganization” within the meaning of Section 368(a)(1) of the Code, and each of the Acquiring Fund and the Acquired Fund will be “a party to a reorganization” within the meaning of Section 368(b) of the Code;

(ii)

Under Sections 361 and 357(a) of the Code, the Acquired Fund will not recognize gain or loss upon the transfer of its assets to the Acquiring Fund in the Reorganization in exchange solely for Merger Shares (and cash in lieu of fractional Common Merger Shares, if any) and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund, or upon the distribution of Merger Shares (and cash in lieu of fractional Common Merger Shares, if any) by the

PIMCO California Municipal Income Fund III PIMCO California Municipal Income Fund	August 1, 2025

Acquired Fund to its shareholders in liquidation of the Acquired Fund, except for (A) any gain or loss recognized on (1) “section 1256 contracts” as defined in Section 1256(b) of the Code or (2) stock in a “passive foreign investment company” as defined in Section 1297(a) of the Code, and (B) any other gain or loss that may be required to be recognized (1) as a result of the closing of the tax year of the Acquired Fund, (2) upon the termination of a position, or (3) upon the transfer of an asset regardless of whether such a transfer would otherwise be a nontaxable transaction under the Code;

(iii)

Under Section 354 of the Code, the Acquired Fund’s shareholders will not recognize any gain or loss upon the exchange of their Acquired Fund shares for Merger Shares in the Reorganization other than any gain in respect of cash received in lieu of fractional Common Merger Shares under the terms described in the Agreement;

(iv)

Under Section 358 of the Code, the aggregate tax basis in Merger Shares that the Acquired Fund’s shareholders receive in exchange for their shares of the Acquired Fund will be the same as the aggregate tax basis of the shares of exchanged therefor;

(v)

Under Section 1223(1) of the Code, an Acquired Fund shareholder’s holding period for the Merger Shares received in the Reorganization will include the shareholder’s holding period for the Acquired Fund’s shares exchanged therefor, provided that the shareholder held the Acquired Fund’s shares as capital assets on the date of the exchange;

(vi)

Under Section 1032 of the Code, the Acquiring Fund will not recognize any gain or loss upon the receipt of the assets of the Acquired Fund solely in exchange for Merger Shares (and cash in lieu of fractional Common Merger Shares, if any) and the assumption by the Acquiring Fund of all the liabilities of the Acquired Fund;

(vii)

Under Section 362(b) of the Code, the Acquiring Fund’s tax basis in the assets of the Acquired Fund will be the same as the Acquired Fund’s tax basis immediately prior to the transfer, increased by any gain or decreased by any loss required to be recognized as described in (ii) above;

(viii)

Under Section 1223(2) of the Code, the holding period of each asset of the Acquired Fund in the hands of the Acquiring Fund, other than any asset with respect to which gain or loss is required to be recognized as described in (ii) above, will include the period during which such asset was held or treated for U.S. federal income tax purposes as held by the Acquired Fund; and

PIMCO California Municipal Income Fund III PIMCO California Municipal Income Fund	August 1, 2025

(ix)

The Acquiring Fund will succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383, and 384 of the Code and the Regulations thereunder.

We believe that (i) the Acquiring Fund will continue the Acquired Fund’s historic business within the meaning of Treas. Reg. § 1.368-1(d), as a closed-end investment company that seeks to provide current income exempt from federal and California income tax by investing at least 90 percent of its net assets in municipal bonds that pay interest that the issuer’s bond counsel (or another reliable authority) believes is exempt from regular federal and California income taxes, and therefore (ii) the continuity of business enterprise test required for qualification under Section 368(a) of the Code is met in the Reorganization.

You should recognize that our opinions are not binding on the Internal Revenue Service (the “IRS”). No ruling has been or will be obtained from the IRS as to the subject matter of this opinion and there can be no assurance that the IRS or a court of law will concur with the opinion set forth above. Our opinion is based on the Code, Treasury Regulations, IRS rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion. The legal authorities on which this opinion is based may be changed at any time. Any such changes may be retroactively applied and could modify the opinions expressed above. We undertake no obligation to update or supplement this opinion to reflect any such changes that may occur.

Very truly yours,

Ropes & Gray LLP

PIMCO California Municipal Income Fund III PIMCO California Municipal Income Fund	August 1, 2025

Appendix A

•	The Agreement and Plan of Reorganization dated July 17, 2025

•	The Proxy Statement/Prospectus dated May 12, 2025

•	Each Fund’s Agreement and Declaration of Trust

•	Each Fund’s Bylaws

•	With respect to the RVMTP Shares, Series 2053, of the Acquired Fund:

o	The Second Amended and Restated RVMTP Purchase Agreement dated September 20, 2023 between the Acquiring Fund and Wells Fargo Municipal Capital Strategies, LLC (“Wells Fargo”)

o	The Second Amended and Restated RVMTP Purchase Agreement dated September 20, 2023 between the Acquired Fund and Wells Fargo

o	The Amended and Restated Statement Establishing and Fixing the Rights and Preferences of Remarketable Variable Rate MuniFund Term Preferred Shares of the Acquired Fund, dated September 20, 2023

o	The confidential private offering memorandum dated September 20, 2023

o

The Amended and Restated Statement Establishing and Fixing the Rights and Preferences of Remarketable Variable Rate MuniFund Term Preferred Shares, dated August 1, 2025 and the Amended and Restated Appendix B thereto

o	The Series 2053 RVMTP Exchange Agreement, dated as of August 1, 2025, by and between the Acquiring Fund, the Acquired Fund and Wells Fargo

o	The Third Amended and Restated Registration Rights Agreement, dated August 1, 2025, between the Acquiring Fund and Wells Fargo

•	With respect to the RVMTP Shares, Series 2054, of the Acquired Fund:

o	The RVMTP Purchase Agreement dated April 17, 2024 between the Acquiring Fund and Banc of America Preferred Funding Corporation (“Banc of America”)

o	The RVMTP Purchase Agreement dated April 17, 2024 between the Acquired Fund and Banc of America

PIMCO California Municipal Income Fund III PIMCO California Municipal Income Fund	August 1, 2025

o	The Statement Establishing and Fixing the Rights and Preferences of Remarketable Variable Rate MuniFund Term Preferred Shares, dated April 17, 2024

o	The confidential private offering memorandum dated April 17, 2024

o

The Amended and Restated Statement Establishing and Fixing the Rights and Preferences of Remarketable Variable Rate MuniFund Term Preferred Shares, dated August 1, 2025 and the Amended and Restated Appendix thereto

o	The Series 2054 RVMTP Exchange Agreement, dated as of August 1, 2025, by and between the Acquiring Fund, the Acquired Fund and Banc of America

o	The Amended and Restated Registration Rights Agreement, dated August 1, 2025, between the Acquiring Fund and Banc of America

•	With respect to the RVMTP Shares, Series 2054-A, of the Acquired Fund:

o	The RVMTP Purchase Agreement dated June 12, 2024 between the Acquiring Fund and JPMorgan Chase Bank, N.A. (“JPMorgan”)

o	The RVMTP Purchase Agreement dated June 12, 2024 between the Acquired Fund and JPMorgan

o	The Statement Establishing and Fixing the Rights and Preferences of Remarketable Variable Rate MuniFund Term Preferred Shares, dated June 12, 2024

o	The confidential private offering memorandum dated June 12, 2024

o

The Amended and Restated Statement Establishing and Fixing the Rights and Preferences of Remarketable Variable Rate MuniFund Term Preferred Shares, dated August 1, 2025 and the Amended and Restated Appendix A thereto

o	The Series 2054-A RVMTP Exchange Agreement, dated as of August 1, 2025, by and between the Acquiring Fund, the Acquired Fund and JPMorgan

o	The Amended and Restated Registration Rights Agreement, dated August 1, 2025, between the Acquiring Fund and JPMorgan

ROPES & GRAY LLP PRUDENTIAL TOWER 800 BOYLSTON STREET BOSTON, MA 02199-3600 WWW.ROPESGRAY.COM	Execution Version

August 1, 2025

PIMCO California Municipal Income Fund II

650 Newport Center Drive

Newport Beach, California 92660

PIMCO California Municipal Income Fund

650 Newport Center Drive

Newport Beach, California 92660

Ladies and Gentlemen:

We have acted as counsel in connection with the Agreement and Plan of Reorganization (the “Agreement”) dated July 17, 2025 by and among PIMCO California Municipal Income Fund II, a Massachusetts business trust (the “Acquired Fund”), and PIMCO California Municipal Income Fund, a Massachusetts business trust (the “Acquiring Fund” and together with the Acquired Fund, the “Funds”). The Agreement describes a proposed transaction (the “Reorganization”) to occur as of the date of this letter, pursuant to which (i) the Acquiring Fund will acquire all of the assets of the Acquired Fund in exchange for common shares of beneficial interest in the Acquiring Fund (the “Common Merger Shares”) and Remarketable Variable Rate MuniFund Term Preferred Shares (“RVMTP Shares”) issued by the Acquiring Fund (the “RVMTP Merger Shares” and, together with the Common Merger Shares, the “Merger Shares”) (and cash in lieu of fractional Common Merger Shares, if any), (ii) the Acquiring Fund will assume all of the liabilities of the Acquired Fund, (iii) the Acquired Fund will distribute the Common Merger Shares and RVMTP Merger Shares (and cash in lieu of fractional Common Merger Shares, if any) to its common shareholders and holders of RVMTP Shares issued by the Acquired Fund (“Acquired Fund RVMTP Shares”), respectively, in complete liquidation of the Acquired Fund, and (iv) the Acquired Fund will be terminated as soon as practicable following the Reorganization. This opinion as to certain U.S. federal income tax consequences of the Reorganization is furnished to you pursuant to Section 9(e) of the Agreement. Capitalized terms not defined herein are used herein as defined in the Agreement.

Each of the Acquired Fund and the Acquiring Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company. Each of the Acquired Fund and the Acquiring Fund has elected to be a regulated investment company for U.S. federal income tax purposes under Section 851 of the Internal Revenue Code

PIMCO California Municipal Income Fund II PIMCO California Municipal Income Fund	August 1, 2025

of 1986, as amended (the “Code”). For purposes of this opinion, we have considered the materials listed in Appendix A and such other items as we have deemed necessary to render this opinion.

In addition, each of the Acquired Fund and the Acquiring Fund has provided us with a letter dated as of the date hereof (collectively, the “Representation Letters”) representing as to certain facts, occurrences, and information upon which the respective Fund has indicated that we may rely in rendering this opinion (whether or not contained or reflected in the documents and items referred to above).

In reviewing the foregoing materials, we have assumed, with your permission, the authenticity of original documents, the accuracy of copies, the genuineness of signatures, the legal capacity of signatories, and the proper execution of documents. We have further assumed that (i) all parties to the Agreement and any other documents examined by us have acted, and will act, in accordance with the terms of such Agreement and documents, and that the Reorganization will be consummated pursuant to the terms and conditions set forth in the Agreement without the waiver or modification of any such terms and conditions; (ii) all representations contained in the Agreement, as well as those representations contained in the Representation Letters, are true and complete; and (iii) any representation made in any of the documents referred to herein “to the best of the knowledge” of any person or party is true without regard to such qualification.

In connection with the issuance of each of (i) RVMTP Shares, Series 2053, of the Acquired Fund on September 20, 2023, (ii) RVMTP Shares, Series 2054, of the Acquired Fund on April 17, 2024, (iii) RVMTP Shares, Series 2054-A, of the Acquired Fund on June 12, 2024 and (iv) the RVMTP Merger Shares on the date hereof, we issued an opinion concluding that the Acquired Fund RVMTP Shares and the RVMTP Merger Shares, respectively, constitute equity in the issuing Fund for U.S. federal income tax purposes.

Based on and subject to the foregoing and subject to the final paragraphs hereof, we are of the opinion that, for U.S. federal income tax purposes:

(i)

The Reorganization will constitute a “reorganization” within the meaning of Section 368(a)(1) of the Code, and each of the Acquiring Fund and the Acquired Fund will be “a party to a reorganization” within the meaning of Section 368(b) of the Code;

(ii)

Under Sections 361 and 357(a) of the Code, the Acquired Fund will not recognize gain or loss upon the transfer of its assets to the Acquiring Fund in the Reorganization in exchange solely for Merger Shares (and cash in lieu of fractional Common Merger Shares, if any) and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund, or upon the distribution of Merger Shares (and cash in lieu of fractional Common Merger Shares, if any) by the Acquired Fund to its shareholders in liquidation of the Acquired Fund, except for

PIMCO California Municipal Income Fund II PIMCO California Municipal Income Fund	August 1, 2025

(A) any gain or loss recognized on (1) “section 1256 contracts” as defined in Section 1256(b) of the Code or (2) stock in a “passive foreign investment company” as defined in Section 1297(a) of the Code, and (B) any other gain or loss that may be required to be recognized (1) as a result of the closing of the tax year of the Acquired Fund, (2) upon the termination of a position, or (3) upon the transfer of an asset regardless of whether such a transfer would otherwise be a nontaxable transaction under the Code;

(iii)

Under Section 354 of the Code, the Acquired Fund’s shareholders will not recognize any gain or loss upon the exchange of their Acquired Fund shares for Merger Shares in the Reorganization other than any gain in respect of cash received in lieu of fractional Common Merger Shares under the terms described in the Agreement;

(iv)

Under Section 358 of the Code, the aggregate tax basis in Merger Shares that the Acquired Fund’s shareholders receive in exchange for their shares of the Acquired Fund will be the same as the aggregate tax basis of the shares of exchanged therefor;

(v)

Under Section 1223(1) of the Code, an Acquired Fund shareholder’s holding period for the Merger Shares received in the Reorganization will include the shareholder’s holding period for the Acquired Fund’s shares exchanged therefor, provided that the shareholder held the Acquired Fund’s shares as capital assets on the date of the exchange;

(vi)

Under Section 1032 of the Code, the Acquiring Fund will not recognize any gain or loss upon the receipt of the assets of the Acquired Fund solely in exchange for Merger Shares (and cash in lieu of fractional Common Merger Shares, if any) and the assumption by the Acquiring Fund of all the liabilities of the Acquired Fund;

(vii)

Under Section 362(b) of the Code, the Acquiring Fund’s tax basis in the assets of the Acquired Fund will be the same as the Acquired Fund’s tax basis immediately prior to the transfer, increased by any gain or decreased by any loss required to be recognized as described in (ii) above;

(viii)

Under Section 1223(2) of the Code, the holding period of each asset of the Acquired Fund in the hands of the Acquiring Fund, other than any asset with respect to which gain or loss is required to be recognized as described in (ii) above, will include the period during which such asset was held or treated for U.S. federal income tax purposes as held by the Acquired Fund; and

(ix)	The Acquiring Fund will succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code, subject to the conditions

PIMCO California Municipal Income Fund II PIMCO California Municipal Income Fund	August 1, 2025

and limitations specified in Sections 381, 382, 383, and 384 of the Code and the Regulations thereunder.

We believe that (i) the Acquiring Fund will continue the Acquired Fund’s historic business within the meaning of Treas. Reg. § 1.368-1(d), as a closed-end investment company that seeks to provide current income exempt from federal and California income tax by investing at least 90 percent of its net assets in municipal bonds that pay interest that the issuer’s bond counsel (or another reliable authority) believes is exempt from regular federal and California income taxes, and therefore (ii) the continuity of business enterprise test required for qualification under Section 368(a) of the Code is met in the Reorganization.

You should recognize that our opinions are not binding on the Internal Revenue Service (the “IRS”). No ruling has been or will be obtained from the IRS as to the subject matter of this opinion and there can be no assurance that the IRS or a court of law will concur with the opinion set forth above. Our opinion is based on the Code, Treasury Regulations, IRS rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion. The legal authorities on which this opinion is based may be changed at any time. Any such changes may be retroactively applied and could modify the opinions expressed above. We undertake no obligation to update or supplement this opinion to reflect any such changes that may occur.

Very truly yours,

Ropes & Gray LLP

PIMCO California Municipal Income Fund II PIMCO California Municipal Income Fund	August 1, 2025

Appendix A

•	The Agreement and Plan of Reorganization dated July 17, 2025

•	The Proxy Statement/Prospectus dated May 12, 2025

•	Each Fund’s Agreement and Declaration of Trust

•	Each Fund’s Bylaws

•	With respect to the RVMTP Shares, Series 2053, of the Acquired Fund:

o	The Second Amended and Restated RVMTP Purchase Agreement dated September 20, 2023 between the Acquiring Fund and Wells Fargo Municipal Capital Strategies, LLC (“Wells Fargo”)

o	The Second Amended and Restated RVMTP Purchase Agreement dated September 20, 2023 between the Acquired Fund and Wells Fargo

o	The Amended and Restated Statement Establishing and Fixing the Rights and Preferences of Remarketable Variable Rate MuniFund Term Preferred Shares of the Acquired Fund, dated September 20, 2023

o	The confidential private offering memorandum dated September 20, 2023

o

The Amended and Restated Statement Establishing and Fixing the Rights and Preferences of Remarketable Variable Rate MuniFund Term Preferred Shares, dated August 1, 2025 and the Amended and Restated Appendix B thereto

o	The Series 2053 RVMTP Exchange Agreement, dated as of August 1, 2025, by and between the Acquiring Fund, the Acquired Fund and Wells Fargo

o	The Third Amended and Restated Registration Rights Agreement, dated August 1, 2025, between the Acquiring Fund and Wells Fargo

•	With respect to the RVMTP Shares, Series 2054, of the Acquired Fund:

o	The RVMTP Purchase Agreement dated April 17, 2024 between the Acquiring Fund and Banc of America Preferred Funding Corporation (“Banc of America”)

o	The RVMTP Purchase Agreement dated April 17, 2024 between the Acquired Fund and Banc of America

PIMCO California Municipal Income Fund II PIMCO California Municipal Income Fund	August 1, 2025

o	The Statement Establishing and Fixing the Rights and Preferences of Remarketable Variable Rate MuniFund Term Preferred Shares, dated April 17, 2024

o	The confidential private offering memorandum dated April 17, 2024

o

The Amended and Restated Statement Establishing and Fixing the Rights and Preferences of Remarketable Variable Rate MuniFund Term Preferred Shares, dated August 1, 2025 and the Amended and Restated Appendix thereto

o	The Series 2054 RVMTP Exchange Agreement, dated as of August 1, 2025, by and between the Acquiring Fund, the Acquired Fund and Banc of America

o	The Amended and Restated Registration Rights Agreement, dated August 1, 2025, between the Acquiring Fund and Banc of America

•	With respect to the RVMTP Shares, Series 2054-A, of the Acquired Fund:

o	The RVMTP Purchase Agreement dated June 12, 2024 between the Acquiring Fund and JPMorgan Chase Bank, N.A. (“JPMorgan”)

o	The RVMTP Purchase Agreement dated June 12, 2024 between the Acquired Fund and JPMorgan

o	The Statement Establishing and Fixing the Rights and Preferences of Remarketable Variable Rate MuniFund Term Preferred Shares, dated June 12, 2024

o	The confidential private offering memorandum dated June 12, 2024

o

The Amended and Restated Statement Establishing and Fixing the Rights and Preferences of Remarketable Variable Rate MuniFund Term Preferred Shares, dated August 1, 2025 and the Amended and Restated Appendix A thereto

o	The Series 2054-A RVMTP Exchange Agreement, dated as of August 1, 2025, by and between the Acquiring Fund, the Acquired Fund and JPMorgan

o	The Amended and Restated Registration Rights Agreement, dated August 1, 2025, between the Acquiring Fund and JPMorgan